As filed with the Securities and Exchange Commission on July 6, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CATALYST BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-2020050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

611 Gateway Blvd. Suite 710

South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

Catalyst Biosciences, Inc. 2018 Omnibus Incentive Plan

Catalyst Biosciences, Inc. 2018 Employee Stock Purchase Plan

Inducement Stock Option Award

(Full Title of the Plans)

Nassim Usman, Ph.D.

President and Chief Executive Officer

Catalyst Biosciences, Inc.

611 Gateway Boulevard, Suite 710

South San Francisco, CA 94080

(Name and Address of Agent for Service)

(650) 871-0761

(Telephone Number, including area code, of agent for service)

Copies to:

Clinton Musil

Chief Financial Officer

Catalyst Biosciences, Inc.

611 Gateway Boulevard, Suite 710

South San Francisco, CA 94080

(650) 871-0761

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
– 2018 Omnibus Incentive Plan	1,300,000(2)	$6.08(3)	$7,904,000.00(3)	$1,025.94(3)
– 2018 Employee Stock Purchase Plan	239,545(4)	$5.17(5)	$1,238,447.65(5)	$160.76(5)
– Inducement Stock Option Award	140,000(6)	$5.88(7)	$823,200.00(7)	$106.86(7)
TOTAL	1,679,545	N/A	$9,965,647.65	$1,293.56

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also cover any additional shares of common stock (“Common Stock”) of Catalyst Biosciences, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the outstanding shares of Common Stock.

(2)

Represents 1,300,000 additional shares of Common Stock reserved for future issuance under the Registrant’s 2018 Omnibus Incentive Plan (the “2018 Plan”) following stockholder approval of an amendment to the 2018 Plan.

(3)

Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high $6.28 and low $5.87 prices of Common Stock on July 1, 2020, as reported on The Nasdaq Capital Market.

(4)

Represents 239,545 additional shares of Common Stock reserved for future issuance under the Registrant’s 2018 Employee Stock Purchase Plan (the “2018 ESPP”), pursuant to an annual “evergreen” increase provision contained in the 2018 ESPP.

(5)

Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based on 85% of the average of the high $6.28 and low $5.87 prices of Common Stock on July 1, 2020, as reported on The Nasdaq Capital Market. Pursuant to the 2018 Employee Stock Purchase Plan, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of (a) the fair market value per share of Common Stock on the first day of the offering period and (b) the fair market value on the last day of the offering period.

(6)	Represents shares of Common Stock upon the exercise of an inducement stock option award granted by the Registrant (the “Stock Option”).
(7)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act, this price is equal to the per share exercise price of the Stock Option.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Information required by this Item 1 to be contained in the Section 10(a) prospectus is omitted from this registration statement on Form S-8 (the “Registration Statement”) in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Information required by this Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Catalyst Biosciences, Inc. (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 20, 2020, pursuant to Section 13(a) of the Exchange Act;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)

the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed on April 6, 2006 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to specific sections of such statements as set forth therein.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s restated certificate of incorporation provides that the Registrant’s directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability for breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for payment of dividends or approval of stock purchases or redemptions that are prohibited by the Delaware General Corporation Law (“DGCL”), or for any transaction from which the director derived an improper personal benefit. Under the DGCL, the Registrant’s directors have a fiduciary duty to the Registrant that is not eliminated by this provision of the restated certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. This provision also does not affect the Registrant’s directors’ responsibilities under any other laws, such as federal securities laws or state or federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors or officers of the corporation, if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The Registrant’s restated certificate of incorporation provides that, to the fullest extent permitted by Section 145 of the DGCL, the Registrant shall indemnify any person who is or was a director or officer of the Registrant, or is or was serving at the Registrant’s request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL. The Registrant’s bylaws provide that the Registrant will indemnify any person who was or is a party or threatened to be made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the Registrant’s request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL.

In addition, the Registrant has entered into indemnification agreements with each of its directors and executive officers. Pursuant to the indemnification agreements, the Registrant has agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the DGCL. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of the Registrant. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to the Registrant’s obligation to indemnify the directors and officers, including any intentional malfeasance or act where the director or officer did not in good faith believe he or she was acting in the Registrant’s best interests, with respect to “short-swing” profit claims under Section 16(b) of the Exchange Act and, with certain exceptions, with respect to proceedings that he or she initiates.

Section 145 of the DGCL also empowers a corporation to purchase insurance for its officers and directors for such liabilities. The Registrant maintains liability insurance for its officers and directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit Title

5.1*	Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.

23.1*	Consent of EisnerAmper LLP, independent registered public accounting firm.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (filed as part of Exhibit 5.1).

24.1	Power of Attorney (filed as part of signature page).

99.1	Catalyst Biosciences, Inc. 2018 Omnibus Incentive Plan, as amended, which is incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement for the 2018 Annual Meeting filed with the Commission on May 1, 2020 (File No. 000-51173).

Exhibit Number	Exhibit Title

99.2	Catalyst Biosciences, Inc. 2018 Employee Stock Purchase Plan which is incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement for the 2018 Annual Meeting filed with the Commission on May 11, 2018 (File No. 000-51173).

99.3*	Form of Catalyst Biosciences, Inc. Inducement Stock Option Award Agreement.

*	Filed herewith.

Item 9. Undertakings.

a.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions,

or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the South San Francisco, State of California, on July 6, 2020.

CATALYST BIOSCIENCES, INC.

Date: July 6, 2020	By:	/s/ Nassim Usman, Ph.D.
	Name:	Nassim Usman, Ph.D.
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Catalyst Biosciences, Inc., a Delaware corporation, do hereby constitute and appoint Nassim Usman, Ph.D. and Clinton Musil, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nassim Usman, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 6, 2020
Nassim Usman, Ph.D.

/s/ Clinton Musil	Chief Financial Officer	July 6, 2020
Clinton Musil	(Principal Financial Officer and Principal Accounting Officer)

/s/ Augustine Lawlor	Chairman	July 6, 2020
Augustine Lawlor

/s/ Errol B. De Souza, Ph.D.	Director	July 6, 2020
Errol B. De Souza, Ph.D.

/s/ Andrea Hunt	Director	July 6, 2020
Andrea Hunt

/s/ Geoffrey Ling, Ph.D.	Director	July 6, 2020
Geoffrey Ling, Ph.D.

/s/ Sharon Tetlow	Director	July 6, 2020
Sharon Tetlow

/s/ Eddie Williams	Director	July 6, 2020
Eddie Williams